EXHIBIT 99.1

S&W Announces First Half and Second Quarter Fiscal 2020 Financial Results

Conference call to be conducted on Friday, February 21, 2020 at 10:30 am ET

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – February 12, 2020 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the first half and second quarter of fiscal year 2020 ended December 31, 2019.

“Our financial results for the first half and second quarter of fiscal year 2020 are in line with our expectations as our refined sales and marketing approach continues to result in growth in our core business,” commented Mark Wong, President & CEO of S&W Seed Company. “I believe we continue to be well-positioned to deliver core revenue growth and gross margin expansion as we enter the high-volume selling season, which we expect to be driven by the investments we have made to integrate and align our sales organizations to benefit from a multi-crop portfolio.”

“We continue to make excellent progress bringing to market herbicide tolerance that will allow over-the-top grass control in sorghum. Our ACCase Tolerant Sorghum (“ATS”) trials in calendar year 2019 showed good crop tolerance and excellent hybrid performance. We have further research and collaborator trials planned for calendar year 2020 which will be designed to refine crop safety parameters and verify hybrid performance with multi-location strip trials planned to demonstrate hybrids, crop safety and weed control on a commercial scale,” Mr. Wong continued. “At the same time, we are working on regulatory packages for herbicide registration and export approvals for the grain produced from ATS fields. Seed production of the first ATS hybrids planned for 2020 is expected to provide small quantities for initial commercial introduction in 2021. Grain produced from the 2021 crop will likely be sold in the U.S. only, but we expect to have full export approvals and seed supply to meet 2022 demand.”

Mr. Wong concluded, “We are working diligently to pursue accretive acquisitions that will leverage our operating infrastructure, including our enhanced sales and distribution capabilities. Our objectives include continuing to broaden our product offerings and sales capabilities, with a focus on geographies where we have an established presence to facilitate cross-selling of our existing portfolio. Further, we plan to look for unique technologies that we can leverage through applications to other products or geographies and add incremental value on a go-forward basis. Given the strength of our balance sheet, which includes significant availability on our credit facilities, I believe we are well positioned to execute on this strategy.”

Financial Results

Core Revenue (excluding product revenue attributable to Pioneer) for the first half of fiscal 2020 was $18.2 million, compared to Core Revenue for the first half of fiscal 2019 of $15.5 million, an increase of approximately 17%. Core Revenue for the second quarter of fiscal 2020 was $9.2 million, compared to Core Revenue for the second quarter of fiscal 2019 of $8.9 million. As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements signed with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business on a go-forward basis. The increase in Core Revenue for the first half and the second quarter of fiscal 2020 can be primarily attributed to year over year growth in the Company's alfalfa operations.

Total revenue for the first half of fiscal 2020 was $24.6 million, compared to total revenue for the first half of fiscal 2019 of $44.7 million. Total revenue for the second quarter of fiscal 2020 was $12.4 million, compared to total revenue of $18.6 million in the second quarter of fiscal 2019. Under the new agreements with Pioneer, Pioneer paid $45.0 million to S&W in May 2019 and an initial quarterly payment of $5.6 million in September 2019, with S&W expecting to receive an aggregate of $19.5 million in additional quarterly payments through February 2021. For the first half of fiscal 2020, S&W recorded product revenue from Pioneer of $6.4 million under the new agreements, which was a decrease of $22.8 million from the first half of fiscal 2019.

Gross margins during the first half of fiscal 2020 were 21.4% compared to gross margins of 22.7% in the first half of fiscal 2019. Gross margins during the second quarter of fiscal 2020 were 17.7% compared to gross margins of 25.2% in the second quarter of fiscal 2019. The change in gross margins for the first half and second quarter of fiscal 2020 is primarily due to a change in sales mix as our prior year sales consisted of a higher concentration of sales to Pioneer.  S&W expects to see improvement in gross margins as the hybrid sorghum sales season ramps up.

In the first half of fiscal 2020, adjusted operating expenses, excluding transaction costs (see Table A2), were $15.1 million, compared to $10.5 million in the first half of fiscal 2019. In the second quarter of fiscal 2020, adjusted operating expenses, excluding transaction costs (see Table A1), were $8.0 million, compared to $6.2 million in the second quarter of fiscal 2019. The increase in adjusted operating expenses for the first half and second quarter of fiscal 2020 can be attributed to additional expenses from the newly acquired sorghum operations of Chromatin and additional investments in S&W's sales and marketing and product development functions.

GAAP net loss for the first half of fiscal 2020 was $(11.6) million, or $(0.35) per basic and diluted share, compared to GAAP net loss of $(2.7) million, or $(0.10) per basic and diluted share, in the first half of fiscal 2019. GAAP net loss for the second quarter of fiscal 2020 was $(6.7) million, or $(0.20) per basic and diluted share, compared to GAAP net loss of $(2.8) million, or $(0.09) per basic and diluted share, in the second quarter of fiscal 2019.

Adjusted non-GAAP net loss (see Table A2) for the first half of fiscal 2020 was $(10.7) million, or $(0.32) per basic and diluted share, which excluded transaction costs, change in estimated value of assets held for sale, loss on extinguishment of debt, and interest expense – amortization of debt discount. Adjusted non-GAAP net loss (see Table A2) for the first half of fiscal 2019, excluding transaction costs and interest expense – amortization of debt discount, was $(1.6) million, or $(0.06) per basic and diluted share.

Adjusted non-GAAP net loss (see Table A1) for the second quarter of fiscal 2020 was $(6.2) million, or $(0.19) per basic and diluted share, which excluded transaction costs, change in estimated value of assets held for sale, and interest expense – amortization of debt discount. Adjusted non-GAAP net loss (see Table A1) for the second quarter of fiscal 2019, excluding transaction costs and interest expense – amortization of debt discount, was $(2.1) million, or $(0.07) per basic and diluted share.

Adjusted EBITDA (see Table B) for the first half of fiscal 2020 was $(6.9) million, compared to adjusted EBITDA of $1.9 million in the first half of fiscal 2019. Adjusted EBITDA (see Table B) for the second quarter of fiscal 2020 was $(4.2) million, compared to adjusted EBITDA of $(0.2) million in the second quarter of fiscal 2019.

Outlook

S&W continues to expect Core Revenue (excluding revenue attributable to Pioneer) for fiscal 2020 to be within a range of $41 to $44 million, representing an expected increase of 9% to 16% compared to fiscal 2019 Core Revenue of $37.9 million.

Including contributions from Pioneer, S&W continues to expect total revenue for fiscal 2020 to be within a range of $64 to $67 million.

S&W expects gross margins for fiscal 2020 to be within a range of 23% - 25%.

Conference Call

S&W Seed Company has scheduled a conference call for Friday, February 21, 2020, at 10:30 am ET (7:30 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10139137. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted non-GAAP net income (loss); and adjusted earnings (loss) per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2 and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on extinguishment of debt.   Loss on extinguishment of debt represents the unamortized debt issuance costs related to our recently terminated KeyBank credit agreement.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share.  We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in estimated value of assets held for sale, loss on extinguishment of debt, and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, loss on extinguishment of debt, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products and supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to, statements regarding the potential revenue growth and gross margin expansion, and the contribution to such growth from a multi-crop portfolio; plans for further research and collaboration trials of ATS hybrids; anticipated benefits and progress of our advanced trait technologies, including our ATS hybrids; expectations regarding timing and quantity of seed production for ATS hybrids and initial distribution; strategic initiatives, including plans to leverage unique technologies across other products and geographies to add incremental value; positioning to execute on our strategies; and expectations regarding improvements in gross margins due to seasonal sales of hybrid sorghum; anticipated revenue growth in fiscal 2020, revenue outlook for 2020 and gross margin outlook for 2020; the accretive value of any future acquisitions; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that future acquisitions may not yield the anticipated benefits; sales during the high-volume selling season may be lower than expected; the realignment of our organization across geographic lines and to benefit from a multi-crop portfolio may not meet our expectations; our strategic initiatives may not achieve the expected results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2019 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

TABLE A1

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,			Three Months Ended December 31,
	2019			2018
	GAAP	NON-GAAP Adjustments	NON-GAAP Adjusted	GAAP	NON-GAAP Adjustments	NON-GAAP Adjusted
Revenue
Product and other	$12,353,100	$-	$12,353,100	$18,580,996	$-	$18,580,996
Total revenue	12,353,100	-	12,353,100	18,580,996	-	18,580,996

Cost of revenue
Product and other	10,160,727	-	10,160,727	13,897,455	-	13,897,455
Total cost of revenue	10,160,727	-	10,160,727	13,897,455	-	13,897,455

Gross profit	2,192,373	-	2,192,373	4,683,541	-	4,683,541

Operating expenses
Selling, general and administrative expenses	5,119,598	(178,073)	4,941,525	4,342,696	(586,800)	3,755,896
Research and development expenses	1,671,873	-	1,671,873	1,373,554	-	1,373,554
Depreciation and amortization	1,346,004	-	1,346,004	1,035,606	-	1,035,606
(Gain) loss on disposal of property, plant and equipment	(1,500)	-	(1,500)	3,463	-	3,463

Total operating expenses	8,135,975	(178,073)	7,957,902	6,755,319	(586,800)	6,168,519

Loss from operations	(5,943,602)	178,073	(5,765,529)	(2,071,778)	586,800	(1,484,978)

Other expense
Foreign currency gain	(112,363)	-	(112,363)	(32,987)	-	(32,987)
Change in estimated value of assets held for sale	7,238	(7,238)	-	-	-	-
Loss on extinguishment of debt	140,638	(140,638)	-	-	-	-
Interest expense - amortization of debt discount	111,810	(111,810)	-	68,914	(68,914)	-
Interest expense	501,781	-	501,781	641,479	-	641,479

Loss before income taxes	(6,592,706)	437,759	(6,154,947)	(2,749,184)	655,714	(2,093,470)
Provision for income taxes	23,290	-	23,290	(4,801)	-	(4,801)
Net loss	$(6,615,996)	$437,759	$(6,178,237)	$(2,744,383)	$655,714	$(2,088,669)
Net income (loss) attributed to noncontrolling interests	48,861	-	48,861	21,673	-	21,673
Net loss attributable to S&W Seed Company	$(6,664,857)	$437,759	$(6,227,098)	$(2,766,056)	$655,714	$(2,110,342)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.20)		$(0.19)	$(0.09)		$(0.07)
Diluted	$(0.20)		$(0.19)	$(0.09)		$(0.07)

Weighted average number of common shares outstanding:
Basic	33,301,578		33,301,578	29,153,852		29,153,852
Diluted	33,301,578		33,301,578	29,153,852		29,153,852

TABLE A2

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended			Six Months Ended
	December 31,			December 31,
	2019			2018
		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue
Product and other	$24,625,557	-	$24,625,557	$44,701,133	-	$44,701,133
Total revenue	24,625,557	-	24,625,557	44,701,133	-	44,701,133

Cost of revenue
Product and other	19,360,313	-	19,360,313	34,554,463	-	34,554,463
Total cost of revenue	19,360,313	-	19,360,313	34,554,463	-	34,554,463

Gross profit	5,265,244	-	5,265,244	10,146,670	-	10,146,670

Operating expenses
Selling, general and administrative expenses	9,767,924	(356,359)	9,411,565	7,230,074	(995,316)	6,234,758
Research and development expenses	3,260,064	-	3,260,064	2,365,667	-	2,365,667
Depreciation and amortization	2,410,802	-	2,410,802	1,890,714	-	1,890,714
(Gain) loss on disposal of property, plant and equipment	(13,075)	-	(13,075)	3,463	-	3,463

Total operating expenses	15,425,715	(356,359)	15,069,356	11,489,918	(995,316)	10,494,602

Loss from operations	(10,160,471)	356,359	(9,804,112)	(1,343,248)	995,316	(347,932)

Other expense
Foreign currency gain	(14,176)	-	(14,176)	(58,430)	-	(58,430)
Change in estimated value of assets held for sale	92,931	(92,931)	-	-	-	-
Loss on extinguishment of debt	140,638	(140,638)	-	-	-	-
Interest expense - amortization of debt discount	297,712	(297,712)	-	135,392	(135,392)	-
Interest expense	938,279	-	938,279	1,298,709	-	1,298,709

Loss before income taxes	(11,615,855)	887,640	(10,728,215)	(2,718,919)	1,130,708	(1,588,211)
Provision for income taxes	24,520	-	24,520	4,533	-	4,533
Net loss	$(11,640,375)	887,640	$(10,752,735)	$(2,723,452)	1,130,708	$(1,592,744)
Net income (loss) attributed to noncontrolling interests	(50,028)	-	(50,028)	21,673	-	21,673
Net loss attributable to S&W Seed Company	$(11,590,347)	$887,640	$(10,702,707)	$(2,745,125)	$1,130,708	$(1,614,417)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.35)		$(0.32)	$(0.10)		$(0.06)
Diluted	$(0.35)		$(0.32)	$(0.10)		$(0.06)

Weighted average number of common shares outstanding:
Basic	33,294,344		33,294,344	26,996,483		26,996,483
Diluted	33,294,344		33,294,344	26,996,483		26,996,483

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to S&W Seed Company	$(6,664,857)	$(2,766,056)	$(11,590,347)	$(2,745,125)

Non-recurring transaction costs	178,073	586,800	356,359	995,316

Non-cash stock based compensation	309,767	222,153	468,604	377,458

Depreciation and amortization	1,346,004	1,035,606	2,410,802	1,890,715

Foreign currency gain	(112,363)	(32,987)	(14,176)	(58,430)

Change in estimated value of assets held for sale	7,238	-	92,931	-

Loss on extinguishment of debt	140,638	-	140,638	-

Interest expense - amortization of debt discount	111,810	68,914	297,712	135,392

Interest expense	501,781	641,479	938,279	1,298,709

Provision for income taxes	23,290	(4,801)	24,520	4,533

Non-GAAP Adjusted EBITDA	$(4,158,619)	$(248,892)	$(6,874,678)	$1,898,568

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
	2019	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,353,072	$3,431,802
Accounts receivable, net	10,243,690	13,380,464
Unbilled accounts receivable, net	524,511	—
Inventories, net	75,610,319	71,295,520
Prepaid expenses and other current assets	1,598,496	1,687,490
Assets held for sale	—	1,850,000
TOTAL CURRENT ASSETS	90,330,088	91,645,276

Property, plant and equipment, net	20,344,674	20,634,949
Intangibles, net	34,217,214	32,714,484
Other assets	4,627,839	1,369,560
TOTAL ASSETS	$149,519,815	$146,364,269

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$13,507,963	$6,930,829
Deferred revenue	10,121,405	9,054,549
Accrued expenses and other current liabilities	5,127,747	6,073,110
Lines of credit, net	16,995,697	10,755,548
Current portion of long-term debt, net	1,394,154	1,113,502
TOTAL CURRENT LIABILITIES	47,146,966	33,927,538

Long-term debt, net, less current portion	11,392,796	12,158,095
Other non-current liabilities	2,224,284	280,424

TOTAL LIABILITIES	60,764,046	46,366,057

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding
Common stock, $0.001 par value; 50,000,000 shares authorized; 33,329,566 issued and 33,304,566 outstanding at December 31, 2019; 33,303,218 issued and 33,278,218 outstanding at June 30, 2019;	33,329	33,303
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	137,204,276	136,751,875
Accumulated deficit	(42,056,965)	(30,466,618)
Accumulated other comprehensive loss	(6,192,962)	(6,138,467)
Noncontrolling interests	(97,713)	(47,685)
TOTAL STOCKHOLDERS' EQUITY	88,755,769	99,998,212
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$149,519,815	$146,364,269

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,640,375)	$(2,723,452)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	468,604	377,458
Change in allowance for doubtful accounts	(36,018)	(154,364)
Inventory write-down	818,099	—
Depreciation and amortization	2,410,802	1,890,715
(Gain) on disposal of property, plant and equipment	(13,075)	3,463
Change in foreign exchange contracts	(73,677)	2,626
Change in estimated value of assets held for sale	92,931	-
Loss on debt extinguishment	140,638	-
Amortization of debt discount	297,712	135,392
Changes in:
Accounts receivable	3,169,182	(8,336,183)
Unbilled accounts receivable	(524,511)	(11,206,984)
Inventories	(5,193,721)	(21,513,547)
Prepaid expenses and other current assets	16,829	123,752
Other non-current asset	31,935	-
Accounts payable	6,643,907	23,698,244
Deferred revenue	1,066,964	1,458,655
Accrued expenses and other current liabilities	(943,890)	384,628
Other non-current liabilities	(218,475)	(40,855)
Net cash used in operating activities	(3,486,139)	(15,900,452)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,447,549)	(336,623)
Proceeds from disposal of property, plant and equipment	20,075	24,106
Proceeds from sale of assets held for sale	1,757,069	-
Additions to internal use software	-	(43,000)
Acquisition of business, net of cash acquired	-	(26,354,951)
Acquisition of wheat assets	(2,633,000)	-
Net cash used in investing activities	(2,303,405)	(26,710,468)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	—	4,927,682
Net proceeds from sale of preferred stock	-	22,420,462
Taxes paid related to net share settlements of stock-based compensation awards	(16,177)	(25,497)
Borrowings and repayments on lines of credit, net	6,648,102	14,299,326
Borrowings of long-term debt	258,721	2,369,071
Debt issuance costs	(879,655)	(354,589)
Repayments of long-term debt	(1,147,447)	(2,682,056)
Net cash provided by financing activities	4,863,544	40,954,399
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(152,730)	(192,992)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(1,078,730)	(1,849,513)

CASH AND CASH EQUIVALENTS, beginning of the period	$3,431,802	$4,320,894

CASH AND CASH EQUIVALENTS, end of period	$2,353,072	$2,471,381